UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

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Acadia Healthcare Company, Inc.
(Name of Registrant as Specified in its Charter)

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May 18, 2022

Dear Acadia Investor,

We are aware of concerns about the composition of certain committees of the Company’s Board of Directors based on conversations with stockholders.  To address these concerns, Reeve B. Waud has resigned effective immediately from each of the Audit and Risk Committee and Nominating and Governance Committee of the Board of Directors.  Mr. Waud will continue to serve as Chairman of the Board of the Company.

Sincerely,

The Acadia Board of Directors